UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2025

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 20, 2025, Harvard Apparatus Regenerative Technology, Inc. (the "Company") held its 2025 Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, the Company’s stockholders voted on the following proposals: (i) the election of two Director Nominees as Class III Directors, each nominated by the Board of Directors of the Company for a three-year term, such term to continue until the annual meeting of stockholders in 2028 and until such Director’s successor is duly elected and qualified or until their earlier resignation or removal, (ii) the ratification of the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025, (iii) an amendment to the Corporation’s amended and restated certificate of incorporation (the “Charter”) to eliminate the classification of directors (the “Declassification Amendment”), (iv) an amendment to each of the: (A) Corporation’s Charter and (B) Third Amended and Restated Bylaws, to permit special stockholder meetings to be called by holders of at least 35% of the Company’s voting power (“Meeting Amendment”), (v) to approve an amendment to the Charter to effect a reverse split of our outstanding common stock, with the final decision of whether to proceed with the reverse stock split and the exact ratio and timing of the reverse split to be determined by our Board of Directors of the Company, and (vi) the non-binding approval of the compensation of the Company’s named executive officers. The voting results for the matters submitted to a stockholder vote at the Annual Meeting are reported below.

Proposal 1 - Election of Directors

On such election of directors proposal, each of Jason Chen and Herman Sanchez were elected as Class III Directors, each for a three-year term, such term to continue until the annual meeting of stockholders in 2028 and until such director’s successor is duly elected and qualified or until their earlier resignation or removal. Due to the plurality election, votes could only be cast in favor of or withheld from the nominee and thus votes against were not applicable. The results of the election were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Jason Chen	12,657,458	833,485	948,616
Herman Sanchez	8,320,261	5,170,682	948,616

Proposal 2 – Ratification of the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025

The ratification of the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm was approved as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
14,395,092	28,247	16,220	0

Proposal 3 – The Declassification Amendment

The Declassification Amendment was approved as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
13,455,304	31,277	4,362	948,616

Proposal 4– Meeting Amendment

The Meeting Amendment was approved as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
13,454,161	29,751	7,031	948,616

Proposal 5 – Amendment to the Charter to effect a reverse split of our outstanding common stock

The amendment to the Charter to effect a reverse split of our outstanding common stock was approved as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
14,318,702	88,435	32,422	0

Proposal 6– Approval, by Non-Binding Advisory Vote, of the Compensation of the Company’s Named Executive Officers

The compensation of the Company’s named executive officers was approved, by a non-binding advisory vote, as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
13,421,257	63,730	5,956	948,616

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.
(Registrant)

June 24, 2025	/s/ Joseph Damasio
(Date)	Joseph Damasio
Chief Financial Officer